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                                                                      EXHIBIT 11


                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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

                                            Three Months Ended            Nine Months Ended
                                                March 31,                     March 31,
                                      ---------------------------     ---------------------------
                                          2000            1999           2000            1999
                                      -----------     -----------     -----------     -----------
Basic and diluted weighted average
  common shares                        17,243,271      12,180,239      16,460,554       8,794,114
                                      ===========     ===========     ===========     ===========

Net loss                              $(2,020,223)    $(1,649,761)    $(4,856,318)    $(3,239,232)
                                      ===========     ===========     ===========     ===========

Basic and diluted loss per common
  share                               $     (0.12)    $     (0.14)    $     (0.30)    $     (0.37)
                                      ===========     ===========     ===========     ===========

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